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EXHIBIT 16.1
                            LAZAR LEVINE & FELIX LLP
              Certified Public Accountants & Business Consultants
                                  [LETTERHEAD]



                                 June 29, 2001


Anthony Luchtefeld
Chief Financial Officer, Assistant Secretary
Satx, Inc.
8351 Roswell Road, #374
Roswell, Georgia 30350-2810



Dear Mr. Luchtefeld:


We have read the statements to be included in Item 4 of Form 8-K of Satx, Inc. and agree with the statements contained therein.



                                             Very Truly Yours,

                                             /S/ LAZAR LEVINE & FELIX LLP
                                             ----------------------------
                                             LAZAR LEVINE & FELIX LLP


CC:  Office of the Chief Accountant
     SECPS Letter File
     Securities & Exchange Commission
     Mail Stop 9-5
     450 Fifth Avenue NW
     Washington, DC 20549